Exhibit 23.3
CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS
13640 BRIARWICK DRIVE, SUITE 100    306 WEST SEVENTH STREET, SUITE 302    1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729    FORT WORTH, TEXAS 76102-4987    HOUSTON, TEXAS 77002-5008
512-249-7000    817- 336-2461    713-651-9944
www.cgaus.com

Cawley, Gillespie & Associates, Inc. hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Magnolia Oil & Gas Corporation (“Magnolia”) for the year ended December 31, 2018. We hereby further consent to (i) the use of the oil and gas reserve information in the Annual Report on Form 10-K of Magnolia for the year ended December 31, 2018, based on the reserve report dated January 28, 2019, prepared by Cawley, Gillespie & Associates, Inc. and (ii) inclusion of our summary report dated January 28, 2019 included in the Annual Report on Form 10-K of Magnolia for the year ended December 31, 2018 to be filed on February 27, 2019 as Exhibit 99.1.
We hereby further consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-226795, effective August 30, 2018) and Form S-8 (File No. 333-227722, effective October 5, 2018), as same may be amended from time to time, of such information.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

W. Todd Brooker, P.E.
President

Austin, Texas
February 27, 2019